UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):August 22, 2013

THE RADIANT CREATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-136663	45-2753483
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1320 South Killian Drive
Lake Park, Florida		33403
(Address of principal executive offices)		(Zip Code)

(561) 420-0830
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2013, the Board of Directors of The Radiant Creations Group, Inc. (the “Company”) approved and adopted The Radiant Creations Group, Inc. 2013 Stock Option Plan (the “Plan”). The purpose of the Plan is to increase the interest of officers, employees, consultants and advisors of the Company in its future growth and success through the added incentive created by the opportunity afforded for stock ownership under the Plan. The Company, through the Plan, seeks to motivate officers, employees, consultants and advisors and to attract highly competent individuals whose judgment, initiative and continuing effort will contribute to the success of the Company. The aggregate number of shares of common stock of the Company that may be issued pursuant to the Plan is 35,000,000 shares.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
10.1	Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2013	THE RADIANT CREATIONS GROUP, INC.

	By:	/s/ Gary R. Smith
Gary R. Smith
Chairman and hief Executive Officer